UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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CHARLOTTE RUSSE HOLDING, INC.
(Name of Registrant as Specified in Its Charter)

KARPREILLY CAPITAL PARTNERS, L.P. KARPREILLY GP I, LLC ALLAN W. KARP CHRISTOPHER K. REILLY WILLIAM P. LOGAN HEZY SHAKED GABRIEL BITTON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On March 25, 2009, KarpReilly Capital Partners, L.P. (“KarpReilly”), together with the other participants named herein (collectively, the “KarpReilly Group”), made a definitive filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the 2009 annual meeting of stockholders (the “Annual Meeting”) of Charlotte Russe Holding, Inc. (the “Company”).

Item 1:  On April 16, 2009, KarpReilly issued the following press release announcing the withdrawal of its slate of nominees for election to the Board of Directors of the Company at the Annual Meeting.  The KarpReilly Group will not vote any proxies received from stockholders of the Company at the Annual Meeting.

KarpReilly LLC Announces Withdrawal of Slate of Nominees for Election to Charlotte Russe Board

Thursday April 16, 2009, 11:13 am EDT

GREENWICH, Conn., April 16 /PRNewswire/ -- KarpReilly LLC (“KarpReilly”) announced today that it is withdrawing its slate of three director nominees for election to the Board of Directors of Charlotte Russe Holding, Inc. (“Charlotte Russe” or the “Company”) (Nasdaq: CHIC - News) at the Company’s 2009 annual meeting of stockholders on April 28, 2009.

Allan W. Karp, KarpReilly’s managing member, stated, “We thank the Company’s stockholders for the support we have received to date, however, in view of the reports issued by RiskMetrics Group and Glass Lewis & Co., which acknowledge many of our concerns but recommend that stockholders support the incumbent nominees, we believe it is in the best interests of all stockholders for KarpReilly to withdraw its slate of nominees.”

About KarpReilly LLC

KarpReilly LLC is a private investment firm focused on long-term investments in premier consumer growth companies. KarpReilly and its predecessor firm Saunders, Karp & Megrue have owned and helped to build such successful national chains as Dollar Tree Stores, Hibbett Sporting Goods, The Children’s Place, Mimi’s Cafe, Bob’s Discount Furniture, The Habit Burger Grill and Tommy Bahama.